Exhibit 10.22E

SEVENTEENTH AMENDMENT

TO

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

DISH NETWORK, L.L.C.

This Seventeenth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”) and DISH Network, L.L.C., formerly known as EchoStar Satellite L.L.C., a Colorado limited liability company (“Customer”). CSG and Customer entered into a certain CSG Master Subscriber Management System Agreement (Document #2151185) dated December 1, 2005, as amended (the “Agreement”), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

CSG and Customer agree to the following as of the Effective Date:

Customer desires and CSG hereby agrees to extend the Term of the Agreement for an Additional one year period beginning on January 1, 2009 and expiring on December 31, 2009 at the rates provided in the Agreement for 2009 in accordance with the Agreement. Pursuant to the foregoing the parties agree to amend the Agreement as provided herein.

1.	Delete Section 18 Term in its entirety and replace with the following:

“18.	Term. This Agreement shall remain in effect until December 31, 2009 unless earlier terminated pursuant to Section 19. The term of any specific license for the Products and the term for any specific Services to be provided shall be set forth in the Schedules attached hereto and shall be effective from the date set forth therein and continue as provided for therein, unless terminated pursuant to Section 19 of this Agreement.”

IN WITNESS WHEREOF, the parties execute this Amendment on the date last signed below (“Effective Date”).

DISH NETWORK, L.L.C. (“CUSTOMER”)		CSG SYSTEMS, INC. (“CSG”)

By:	/s/ Michael McClaskey	By:	/s/ Robert M. Scott
Name:	Michael McClaskey	Name:	Robert M. Scott
Title:	CIO	Title:	EVP & Chief Operating Officer
Date:	12-31-08	Date:	12-31-08

CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE THEIR RESPECTIVE COMPANIES

Page 1 of 1	12/24/08